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                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [ ] Definitive proxy statement.

     [X] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                     Van Kampen Real Estate Securities Fund
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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                                V A N  K A M P E N
                                   F U N D S


March 28, 2002

Dear Shareholder:

Recently, we mailed you proxy voting materials requesting approval of a matter concerning Van Kampen Real Estate Securities Fund (the "Fund"). To date, we have no record of receiving your vote. Please take a few minutes to review the information contained in this letter and cast your vote. Your vote is important and your participation in the affairs of the Fund does make a difference. If the shares remain unvoted, our telephone solicitor, D. F. King, Inc., may contact you to obtain your vote.

The shareholder meeting was held on March 20, 2002 and was adjourned to allow further effort to obtain the required quorum. The meeting has been rescheduled for April 24, 2002, at 3:00 p.m. Central Time. The purpose of the meeting is to seek shareholder approval of the elimination of the Fund's fundamental investment policy regarding diversification and the reclassification of the Fund as "non-diversified". Some background information is provided below:

         - The Fund is classified as a diversified fund under the 1940 Securities Act.

         - The Fund's Adviser has proposed that the Fund be changed from a "diversified" fund to a "non-diversified" fund.

         - The Fund's Adviser believes this change will not impact the Fund's investment objective or primary investment strategies.

         - The Fund's investment approach emphasizes security selection of companies operating in the real estate industry from a variety of issuers, property types and regions.

         - A current issue in managing the Fund is that the population of securities that meet the Fund's investment criteria is contracting.

         - The Fund's Adviser believes that it would be in the shareholders' best interest to continue to base portfolio decisions on the investment merits of the underlying securities without the constraints imposed on a diversified fund

Before this proposal was submitted to you, it was reviewed and unanimously approved by the Fund's Board of Trustees. To cast your vote, simply complete the enclosed proxy card and return in the postage paid envelope provided. As a matter of convenience, you may cast your vote via the Internet or by telephone using the instructions listed on the enclosed proxy card. Additionally, the required control number for either of these methods is printed on the proxy card. If you choose to cast your vote via the Internet or telephone, there is no need to mail the card.

If you have any questions, please do not hesitate to contact our Investor Services Department at 1-800-341-2911.

We appreciate your careful consideration of this matter.

Sincerely,



Van Kampen Real Estate Securities Fund